                                                                      EXHIBIT 11


                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED             NINE  MONTHS ENDED
                                                                        SEPTEMBER 30,                 SEPTEMBER  30,
                                                                ---------------------------     ---------------------------
                                                                    2001           2000            2001            2000
                                                                ----------       ----------     ----------       ----------
Income (loss) applicable to common stock:
   Income (loss) from continuing operations                     $  (29,807)      $    1,292     $  (32,051)      $    3,249
   Income (loss) from discontinued operations,
    net of taxes                                                   (40,810)           5,317        (40,835)           8,065
                                                                ----------       ----------     ----------       ----------

   Net income (loss)                                            $  (70,617)      $    6,609     $  (72,886)      $   11,314
                                                                ==========       ==========     ==========       ==========


Weighted average shares:
  Common shares                                                     15,247           15,800         15,295           16,412
  Common share equivalents applicable to
    potentially dilutive stock options outstanding                     --(1)             61             --(1)            76
                                                                ----------       ----------     ----------       ----------
  Weighted average common and common
    equivalent shares outstanding during
    the period                                                      15,247           15,861         15,295           16,488
                                                                ==========       ==========     ==========       ==========

Per share amount:
   Income (loss) from operations:
             Basic                                              $    (1.95)      $     0.08     $    (2.09)      $     0.20
                                                                ==========       ==========     ==========       ==========
             Diluted                                            $    (1.95)      $     0.08     $    (2.09)      $     0.20
                                                                ==========       ==========     ==========       ==========
 Income (loss) from discontinued operations, net of taxes:
             Basic                                              $    (2.68)      $     0.34     $    (2.67)      $     0.49
                                                                ==========       ==========     ==========       ==========
             Diluted                                            $    (2.68)      $     0.34     $    (2.67)      $     0.49
                                                                ==========       ==========     ==========       ==========
  Net income (loss):
             Basic                                              $    (4.63)      $     0.42     $    (4.76)      $     0.69
                                                                ==========       ==========     ==========       ==========
             Diluted                                            $    (4.63)      $     0.42     $    (4.76)      $     0.69
                                                                ==========       ==========     ==========       ==========


(1) Note: Because of the loss from continuing operations, diluted earnings per share for the period does not include the incremental shares from the assumed conversion of stock options granted. The common share equivalents applicable to potentially dilutive stock options outstanding were 11 and 50 for the three months and nine months ended September 30, 2001, respectively.